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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2004 relating to the financial statements of ZT Automation LLC, which appear in Xyratex Ltd's Registration Statements (Nos. 333-116083, 333-116089) on Forms F-1.

PricewaterhouseCoopers LLP
San Jose, California
United States
June 22, 2004

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2004 relating to the financial statements, which appear in Xyratex Ltd's Registration Statements (Nos. 333-116083, 333-116089) on Forms F-1. We also consent to the incorporation by reference of our report dated March 5, 2004 relating to the financial statement schedule, which appears in such Registration Statements on Forms F-1.

PricewaterhouseCoopers LLP
Southampton
England
June 21, 2004

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  EXHIBIT 23.2